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                                                                   EXHIBIT 3.01


                           CERTIFICATE OF AMENDMENT
                                      OF
                          ARTICLES OF INCORPORATION
                                      OF
                        VECTOR AEROMOTIVE CORPORATION


         Pursuant to a written consent signed by all of the members of the board of directors effective on January 30, 1995, Vector Aeromotive Corporation, a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

         1.      The name of the corporation is Vector Aeromotive Corporation.

         2. The Corporation has received cash or other consideration in connection with the issuance of outstanding shares.

         3. That the board of directors of said corporation passed a resolution declaring that the change and amendment in the articles of incorporation hereinafter set forth is advisable, and directed that the change and amendment be submitted to shareholders of the corporation at the next annual meeting of shareholders for approval.

         4. That thereafter, on the 29th day of March, 1995, upon notice given to each shareholder of record entitled to vote on an amendment to the articles of incorporation as provided by law, an annual meeting of the shareholders of the corporation was held, at which meeting, the holders of 15,433,100 Common Shares, representing at least a majority of the voting power, were present in person or represented by proxy; that the number of shares of the corporation outstanding and entitled to vote on the adoption of said amendment was 24,046,366; that 15,275,500 shares, constituting at least a majority of the shares outstanding and entitled to vote thereon, voted in favor of such change and amendment, such change and amendment being as follows:

                 Section 1 of Article V of the Articles of Incorporation is amended in its entirety to read as follows:

                                  ARTICLE FOUR

                 Section 1. The total number of shares which the Corporation shall have authority to issue is Six Hundred five Million
         (605,000,000) shares, of which Six Hundred
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         Million (600,000,000) shall be common shares, par value $.01 per share
         (hereinafter referred to as "Common Shares"), and Five Million (5,000,000) shares shall be preferred shares, par value $.10 per share (hereinafter referred to as "Preferred Shares").

         WE, THE UNDERSIGNED, do make and file these amendments to the articles of incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set our hands this 29th that of March, 1995.

                                         VECTOR AEROMOTIVE CORPORATION



                                         By: Robert A. Braner, President
                                             --------------------------------
                                         Robert A. Braner, President


                                         By: Richard J. Aprahamian, Secretary
                                             --------------------------------
                                         Richard J. Aprahamian, Secretary



STATE OF FLORIDA

COUNTY OF DUVAL

         On this 29th day of March, 1995, before me, a Notary Public, personally appeared Robert A. Braner, and Richard Aprahamian, who acknowledged that they executed the above instrument.



[Seal]                                     Ellen P. Starr
                                           ------------------------------
                                           Notary Public


        My commission expires              ELLEN P. STARR
                                           ------------------------------


                                       2
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                                STATE OF NEVADA
                               SECRETARY OF STATE

                          I hereby certify that this is a
                          true and complete copy of
                          the document as filed in this
                          office



                                 April 14, 1995


                                  Dean Heller
                          ----------------------------
                                  DEAN HELLER
                               SECRETARY OF STATE

                          By   D. Farmer
                             -------------------------